                                September 4, 1996



Electronic Transmittal by EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549
Attn: Filing Desk

Re:      Ajay Sports, Inc. (the "Registrant")

Ladies and Gentlemen:

         On behalf of Ajay Sports, Inc. (the "Registrant"), following this letter we are transmitting for filing under the Securities Act of 1933 one conformed copy of a Registration Statement on Form S-3 and the exhibits thereto (the "Registration Statement") covering the registration for resale by certain security holders of up to 666,667 shares the Registrant's common stock. The signature page and consents have been have been signed and will be retained by the Registrant in accordance with Rule 302 of Regulation S-T.

         The registration fee of $100 is available in the Registrant's filing fee account with the SEC.

         If you have any questions, please call me at the letterhead address and phone number.

                                                              Very truly yours,



                                                              Mary M. Maikoetter
                                                              For the Firm

Enclosures
cc:      Thomas W. Itin, President, Ajay Sports, Inc.
         Duane R. Stiverson, Chief Financial Officer, Ajay Sports, Inc. Ronald N. Silberstein, C.P.A., Hirsh & Silberstein, P.C.
         Michael Valocchi, C.P.A., Coopers & Lybrand, L.L.P.
         Nasdaq (three copies)


12472_1

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1996
                                                 Registration No. 333-_______
- --------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                 ---------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                AJAY SPORTS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   39-1644025
                      (I.R.S. Employer Identification No.)

               1501 E. Wisconsin Street, Delavan, Wisconsin 53115
                                 (414) 728-5521
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Thomas W. Itin, President
                                Ajay Sports, Inc.
               1501 E. Wisconsin Street, Delavan, Wisconsin 53115
                                 (414) 728-5521
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            Mary M. Maikoetter, Esq.
              Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
                           1400 Glenarm Pl., Suite 300
                             Denver, Colorado 80202
                                 (303) 571-1400

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

4285_1

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed           Proposed maxi-
                                                                maximum           mum aggregate        Amount of
  Title of each class of securities      Amount to be       offering price        offering price    registration fee
          to be registered                registered         per unit (1)              (1)                (1)
- --------------------------------------------------------------------------------------------------------------------

Common Stock                                666,667              $.425               $283,334             $100
====================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is based on the average of the closing bid and asked prices quoted by Nasdaq on August 26, 1996 (a date within five business days prior to the filing of this registration statement).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

4285_1

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 1996

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
  SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
     EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
  TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                AJAY SPORTS, INC.
                            1501 E. Wisconsin Street
                            Delavan, Wisconsin 53115

                         666,667 Shares of Common Stock

         The shares of common stock of Ajay Sports, Inc. offered hereby will be sold by the Selling Security Holders named herein from time to time in the over-the-counter market. All proceeds from this offering will be retained by the Selling Security Holders and they will pay their respective cost of selling their shares of common stock.

         Only holders who are residents of states in which this offering is registered will be able to sell their shares of common stock pursuant to this Prospectus.

         The common stock of Ajay Sports, Inc. is quoted on the Nasdaq SmallCap Market under the trading symbol "AJAY."

    See "Risk Factors" beginning on page 5 for a discussion of certain risks associated with an investment in the common stock offered hereby.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is _________ __, 1996

4285_1

(inside front cover of prospectus)

                              AVAILABLE INFORMATION

         Ajay Sports, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith files periodic reports, proxy statements and other information with the United States Securities and Exchange Commission (the "Commission"). In addition, the Company has filed a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein. The Company's periodic reports, proxy statements and other information, and the Registration Statement may be inspected at the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of all or any of the foregoing may be obtained from the Public Reference Section of the Commission at its Washington, D.C. address upon request and payment of the prescribed fee. In addition, the Company files its information with the Commission electronically through EDGAR and the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of this Prospectus.

4285_1

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus or incorporated in this Prospectus by reference.

                                   The Company

         Ajay Sports, Inc. (the "Company") markets and distributes golf clubs, golf bags, golf accessories, hand-pulled carts and additional items such as billiard accessories through its wholly-owned subsidiaries, Ajay Leisure Products, Inc. ("Ajay") located in Delavan, Wisconsin, and Palm Springs Golf, Inc. ("Palm Springs"), located in Cathedral City, California. The Company is presently one of the largest United States distributors of golf accessories, as well as one of the nation's largest manufacturers and distributors of golf bags and hand-pulled golf carts. Through another wholly owned subsidiary, Leisure Life, Inc. ("Leisure Life"), the Company also designs, manufactures, and markets casual living furniture.

         The Company's principal executive offices are located at 1501 E. Wisconsin Street, Delavan, Wisconsin 53115 and its telephone number at that address is (414) 728-5521.

         For a detailed summary of the Company's business, See "Item 1 - Description of Business" in the Company's 1995 Form 10-K, which report is incorporated herein by reference.


                                  The Offering

Securities offered ........................666,667 shares of common stock by the holders thereof.
Common Stock outstanding
   at June 30, 1996 .......................23,244,039 (1)

Nasdaq symbol for the Common Stock.........AJAY

- ----------

(1) Does not include (a) 4,307,927 shares issuable upon optional conversion of the Company's 296,170 outstanding shares of Series C 10% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"); (b) 472,727 shares of common stock issuable upon optional conversion of the 32,500 shares of Series C Preferred Stock and 32,500 shares of common stock issuable upon exercise of warrants, included in the derivative securities issued to the representative of the underwriter's in connection with the Company's sale of its Series C Preferred Stock; (c) 1,208,470 shares of common stock underlying warrants to purchase common stock exercisable at $1.00 per share through December 31, 1996; (d) 3,676,500 shares issuable upon optional conversion of 12,500 outstanding shares of the Company's Series B Preferred Stock; or (e) 14,922,873 shares of common stock issuable upon exercise of stock options exercisable at prices between $.34 and $.90 per share.

                   Summary Consolidated Financial Information

                                                                                               Six Months
                                                   Year Ended December 31,                   Ended June 30,
                                    ---------------------------------------------------      --------------
                                    (in thousands, except per share amounts and ratios)

Statement of Operations:              1991      1992       1993       1994        1995       1995       1996
                                      ----      ----       ----       ----        ----       ----       ----

Net sales..........................$20,049    $21,014     $15,902    $12,899    $18,728      $9,939    $14,587
Gross profit.......................  3,914      3,858       1,730        608      3,437       2,007      2,785
Operating income (loss)............    677        962      (1,104)    (2,139)       190         559        327
Net income (loss).................. (2,121)       381      (1,921)    (3,080)      (652)        164       (175)
Net income (loss)
  per common share.................   (.26)       .02        (.24)      (.27)      (.03)        .01       (.02)
Weighted average common
  shares outstanding ..............  8,270      8,457       8,812     12,218     22,722      22,546     23,268

                                                                  June 30, 1996
                                                                  -------------
                                                                  (in thousands)
Balance Sheet Data:

Working capital.......................................................$ 5,778
Total assets.......................................................... 20,330
Long-term debt.................................................. .....  5,102
Stockholders' equity..................................................  4,435



         The operating and balance sheet data shown above were derived from audited financial statements of the Company for full fiscal years, as well as unaudited interim period financial statements. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the Consolidated Financial Statements of the Company and notes thereto, included in the Company's 1995 Form 10-K, which is incorporated herein by reference and its Quarterly Report on Form 10-Q for the period ended June 30, 1996. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the operating results for the full year.

4285_1

                                  RISK FACTORS

         Any investment in the common stock offered hereby will involve a high degree of risk and may result in the loss of some or all of the entire amount invested. Prospective investors should consider carefully the following risks, as well as all other information incorporated in this Prospectus.

         Losses from Operations. For the year ended December 31, 1995, the Company had a small operating profit of $190,000. With the exception of the 1995 and 1992 fiscal years, the Company has incurred losses from operations since its inception. At June 30, 1996, the accumulated deficit was $9,311,000 (unaudited). There is no assurance that the Company will maintain or increase its operating profitability in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements contained in the Company's 1995 Form 10-K and June 1996 Form 10-Q, which are incorporated herein by reference.

         Significant Indebtedness. At June 30, 1996, the Company has bank indebtedness of approximately $12,902,000, the current portion of which was approximately $7,800,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1995 Form 10-K and June 1996 Form 10-Q, which are incorporated herein by reference.

         Price Sensitivity. Sales of golf accessories, golf bags, hand-pulled golf carts, billiard accessories, indoor and outdoor leisure furniture to mass merchandisers and regional retailers are highly price-sensitive. Increases in labor, material and manufacturing costs could adversely affect the Company's margins and, therefore, its profits.
See "Business."

         Reliance on Foreign Supplies and the Conduct of Business in Foreign Jurisdictions. Ajay purchases certain parts, components, and products abroad. Accordingly, the relative value of the U.S. dollar against foreign currencies, the imposition of tariffs, import and export controls, and changes in governmental policies could significantly affect its margins and, therefore, its profits. Furthermore, a portion of its manufacturing operations are conducted in Mexico, where such operations may be subject to local economic, social and political influences, including but not limited to, transportation delays and interruptions, political and economic uncertainty and disruptions, and labor strikes, any of which could adversely affect its operations. To date, the Company has not experienced any material adverse effects as a result of its foreign operations. See "Business - Competition" in the Company's 1995 Form 10-K which is incorporated herein by reference.

         Competition. Ajay and Palm Springs compete with other manufacturers of golf clubs, golf accessories, golf bags, hand-pulled golf carts and related sports accessories, some of which have greater assets, name recognition, broader product lines, distribution networks, and financial, managerial, and marketing resources than the Company. Leisure Life, the other operating subsidiary of the Company, has had only limited operations and sales to date. At this time, as compared to the large number of manufacturers of indoor and outdoor furniture, it is not a significant competitor. See "Business - Competition" in the Company's 1995 Form 10-K which is incorporated herein by reference.

         Reliance on Significant Customers. During the years ended December 31, 1994 and 1995 approximately 72% and 62%, respectively, of the Company's sales were attributable to its top ten customers, most of whom were mass merchandisers. Ajay's largest customer accounted for approximately 36% of Ajay's sales in 1995. The Company has experienced the loss of a significant customer in the past, resulting in a marked decrease in sales. The loss of any of these customers could adversely affect the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -
Results of Operations" and "Business - Marketing and Distribution" in the Company's 1995 Form 10-K which is incorporated herein by reference.

         Dependence on Discretionary Consumer Spending. Approximately 89% of the Company's sales in 1995 were golf products. The demand for golf products is related to the number of persons playing golf and the number of rounds of golf played, as well as the amount of discretionary spending by consumers. Each of these factors may be adversely affected by general economic conditions. A decrease in consumer spending on golf could have an adverse effect on the

Company's financial condition and results of operations. Seasonal weather condition patterns can significantly affect the golf business and all products involved. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations" and "Business" in the Company's 1995 Form 10-K which is incorporated herein by reference.

         Dependence on Management. The Company is dependent upon the management of Ajay, Palm Springs and Leisure Life for the day-to-day operation of its business and in particular is dependent upon the services of Thomas W. Itin, Chairman and President of the Company, Clarence H. Yahn, President of Ajay and Leisure Life and Ross Kvinge, President of Palm Springs. The loss of services of any of these officers for any reason could have a material adverse effect on the Company's business. The Company has an employment agreement with Mr. Itin which expires December 31, 1996. The Company does not have an employment agreement with Mr. Yahn. No assurance can be given that the Company would be able to replace these men should the Company lose their services. The Company does not have key man insurance on any of its officers. See "Executive Officers of the Company" and "Executive Compensation" in the Company's Proxy Statement dated April 22, 1996, which is incorporated in this Prospectus by reference.

         Product Liability. The Company faces the risk of exposure to product liability claims if consumers using its products are injured in connection with their use. While the Company will continue to attempt to take appropriate precautions, there can be no assurance that they will avoid significant product liability exposure. Although management believes that the Company has adequate product liability insurance based on its historical coverage, there can be no assurance that its current insurance coverage is adequate, that economically affordable insurance coverage can be maintained or will be available at all in the future, or that a product liability claim would not materially adversely affect the business or financial condition of the Company. See "Legal Proceedings" in the Company's 1995 Form 10-K which is incorporated herein by reference.

         Dependence  on  License  Agreements.   A  significant  portion  of  the
Company's revenues result from the sale of products manufactured and sold pursuant to various license agreements. No assurance can be given that the Company will be able to remain a licensee under such agreements and the loss of any such license could have a material adverse effect on the Company's business. See "Description of Business - Licensing" in the Company's 1995 Form 10-K which is incorporated herein by reference.

         Authorization of Preferred Stock. The Company is authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by the Company's Board of Directors from time to time. Any such preferences may operate to the detriment of the rights of the holders of the Common Stock. As of June 30, 1996, the Company had issued and outstanding 12,500 shares of Series B Preferred Stock and 296,170 shares of Series C Preferred Stock and warrants to purchase up to 32,500 shares of Series C Preferred Stock held by the representative of the underwriters in the Company public offering of its Series C Preferred Stock.

         Control by Management. The present management of the Company owns, assuming no exercise of the Warrants or other stock options and no conversion of the outstanding Preferred Stock, approximately 47% of the outstanding common stock. Given the magnitude of convertible securities owned by management, the lack of cumulative voting, and the fact that one-third of the Company's outstanding common stock constitutes a quorum, persons not affiliated with management may not have the power to elect any director. See "Principal Shareholders" in the Company's Proxy Statement dated April 22, 1996 which is incorporated herein by reference.

         Possible Volatility of Stock Market/Penny Stock Regulation. In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performance of specific companies, have had a substantial effect of the market price for many small capitalization companies. The Company's common stock is quoted on the Nasdaq SmallCap Market under the symbol "AJAY," and is publicly traded in the over-the-counter market. There can be no assurance of continued inclusion on Nasdaq or continuance of a public market for the Company's common stock. Securities which are not listed on a national securities exchange or quoted on the Nasdaq system, which have a share price of less than $5.00 (provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system) may be classified as "penny stocks." Broker-dealers trading in penny stocks must provide potential purchasers certain risk disclosure information about penny stock in accordance with Securities and Exchange Commission regulations. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market.

         Potential Future Sales Under Rule 144. Of the 23,244,039 shares of common stock outstanding at June 30, 1996, 14,893,495 (including the shares offered for sale hereunder) are "restricted securities" and may in the future be sold in compliance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 generally provides that beneficial owners of shares who have held such shares for two years may sell within a three-month period a number of shares not exceeding one percent of the total outstanding shares or the average trading volume of the shares during the four calendar weeks preceding such sale. Sales of substantial amounts of Common Stock in the public market after the offering pursuant to Rule 144 or otherwise, or the perception that such sales could occur may adversely affect prevailing market prices of the Common Stock. Approximately 50% of these restricted shares are now eligible for sale under Rule 144 and substantially all of the remaining restricted shares will be eligible for sale under Rule 144 in October 1996.

         Exercise of Registration Rights. If the Company proposes to register shares of Common Stock under the Securities Act, either for its own account or for the account of stockholders exercising registration rights, holders subject to outstanding options may require the Company, subject to certain limitations, to include all or part of their shares in the registration. The exercise of any of these registration rights may hinder the Company in making public offerings of its securities in the future and may adversely affect the market price of the Common Stock.

         Options, Warrants and Convertible Securities; Potential Dilution and Adverse Impact on Additional Financing. As of June 30, 1996, the Company had outstanding options, warrants, and convertible securities to acquire an aggregate of 24,620,997 shares of Common Stock. If these outstanding options, warrants, and convertible securities are exercised or converted, dilution to the interests of the Company's shareholders may occur. For the life of the options, warrants, and convertible securities described above, the holders will have the opportunity to profit from a rise in the price of the underlying Common Stock. The existence of such options, warrants, and convertible securities may adversely affect the terms on which the Company can obtain additional financing, and the holders of such options, warrants, and convertible securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by such options, warrants, and convertible securities.

         Dividends. The Company's Series B Preferred Stock and Series C Preferred Stock, are entitled to certain dividends and have a preference as to the payment of any dividend on any other shares of capital stock of the Company. Accordingly, the Company does not contemplate paying cash dividends on Common Stock in the foreseeable future since it will use all of its earnings, if any, after the payment of dividends on the Series B Preferred Stock and Series C Preferred Stock, to finance expansion of its operations.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds of sales of common stock made by the Selling Security Holders under this Prospectus. The shares being offered by the holders were issued by the Company in connection with the acquisition of its Palm Springs golf business, which acquisition is described in the Company's Current Report on Form 8-K dated October 6, 1995, which report is incorporated herein by reference.


                            SELLING SECURITY HOLDERS

         The 666,667 shares of common stock offered hereunder and the holders thereof are described in the table below. The Selling Security Holders are the former owners of the Company's Palm Springs golf business and received their shares in connection with the Company's acquisition of this business.

                                      Number of Shares                                          Number of Shares
                                       of Common Stock             Number of Shares          of Common Stock to be
        Name and Address             Beneficially Owned             of Common Stock            Beneficially Owned
   of Selling Security Holder       Prior to the Offering            Being Offered             After the Offering
   -------------------------        ---------------------           ---------------          ---------------------
Adrian Marsden
1717 University Ave. West
St. Paul, MN  55104-3688                   234,666                      234,666                       -0-

A. Jerri Marsden
12 Point Road
Bayport, MN  55003                         234,666                      234,666                       -0-

Edward Ball
205 North Chestnut
McPherson, KS  67460                       37,334                       37,334                        -0-

William Johnson
520 South Park
McPherson, KS  67460                       18,667                       18,667                        -0-

Joe Giuffre
1460 S.E. 15th St., #C
Ft. Lauderdale, FL  33316                  70,667                       70,667                        -0-

Katherine G. Kittrell
8027 N. 5th Street
Phoenix, AZ  85020                         70,667                       70,667                        -0-

                              PLAN OF DISTRIBUTION

         The 666,667 shares of Common Stock offered hereunder may be sold from time to time by the holders thereof on the Nasdaq SmallCap Market, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. The brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. To the Company's knowledge, no underwriter has agreed to purchase from the selling security holders any particular common stock being sold under this Prospectus; nor has any broker or dealer agreed to act as a placement agent for the selling security holders. The selling security holders may, from time to time during the offering, enter into agreements with various brokers or dealers for the offer and sale of the common stock offered hereunder, but the Company is not aware of any such agreement. In such an event, each broker or dealer will be obligated to offer and sell all or a portion of the common stock under the terms and conditions and for the fees or commissions set forth in those agreements.


         Upon their sale under this Prospectus, the shares of common stock offered by the holders thereof will be freely transferable and tradeable without restriction or further registration under the Securities Act, except that any shares purchased or held by any affiliate of the Company will be subject to certain resale limitations of Rule 144 promulgated under the Securities Act.


                                     EXPERTS

        The consolidated financial statements of Ajay Sports, Inc. and subsidiaries for the years ended December 31, 1994 and 1995, have been incorporated herein by reference in reliance upon the report of Hirsch & Silberstein, P.C., independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.

        The consolidated financial statements of Ajay Sports, Inc. and subsidiary for the year ended December 31, 1993 have been incorporated herein by reference in reliance upon the report of Coopers & Lybrand, L.L.P., independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.


                                MATERIAL CHANGES

        There have been no material changes in the Company's affairs which have occurred after December 31, 1995, the latest year for which financial statements were included in the Company's 1995 Annual Report on Form 10-K and which have not been described in subsequent reports on Form 10-Q or current reports on Form 8-K filed by the Company under the Exchange Act.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed by the Company with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

        1. Current Report on Form 8-K, Date of Report October 6, 1995, as filed with the Commission on or about October 23, 1995, as amended by a Form 8-KA which was filed with the Commission on or about December 12, 1995.

        2. Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K"), filed with the Commission on or about March 31, 1996.

        3. Proxy  Statement  dated   April 22,  1996  used  by  the  Company  in
connection with its 1996 Annual Meeting of Stockholders.

        4. Quarterly Report on Form 10-Q for the period ended March 31, 1996, filed with the Commission on or about May 9, 1996 ("March 1996 Form 10-Q").

        5. Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on or about August 13, 1996 ("June 1996 Form 10-Q").

        6. The description of the common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 2, 1990.

        7. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of this offering.

        The Company will provide, without charge, to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be addressed to Ajay Sports, Inc.,
Attention: Duane R. Stiverson, CFO, 1501 E. Wisconsin Street, Delavan, WI 53115,
(414) 728-5521.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution

Category of Expense                                             Amount

Registration and filing fees.........................$             100
Blue sky fees and filing fees........................            1,500
Legal fees and expenses..............................            5,000
Accounting fees and expenses.........................              750
Miscellaneous........................................              650
                                                     -----------------

Total................................................$           8,000
                                                     =================

Item 15.          Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law and Section 11 of the Registrant's Restated Certificate of Incorporation, under certain circumstances provide for the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Section 11 of the Registrant's Restated Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of the Corporation in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by the Registrant.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Restated Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant.

         Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

         The Selling Security Holders Agreements between the Registrant and each of the Selling Security Holders provides that the respective Selling Security Holders will indemnify and hold harmless the Registrant, the directors of the Registrant, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") against any and all losses, claims, expenses and liabilities to which it may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in this Registration Statement or Prospectus or in any blue sky application, or amendments thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Registrant by said Selling Security Holders for use in the preparation of this Registration Statement or the Prospectus, or in any amendment or amendments to this Registration Statement or Prospectus or in any blue sky application.

         The Underwriting Agreement between the Registrant and the underwriters of Registrant's 1995 public offering effected through a registration statement on Form S-2 (Registration No. 33-58753) provides that the underwriters will indemnify and hold harmless the Registrant, the directors, officers, employees and agents of the Registrant, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act, against any and all losses, claims, demands, liabilities, joint or several, and legal or other expenses (including the cost of any investigation and preparation) to which it or they may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in said registration statement or in any blue sky application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of information peculiarly within its knowledge and furnished to the Registrant in writing by the underwriters for use in the preparation of said registration statement or in any blue sky application.

Item 16.          Exhibits

Exhibit                                                              Consecutive
Number             Exhibit                                           Page Number

4.1      Restated Certificate of Incorporation                      See Note (1)

4.2      Bylaws of the Registrant                                   See Note (1)

5.1      Opinion Regarding Legality                                        __

23.1     Consent of Hirsch & Silberstein, P.C.                             __

23.2     Consent of Coopers & Lybrand, L.L.P.                              __

24.1     Power of Attorney--Included on Signature Page                     __

- ----------

(1)      Previously   filed  with  and   incorporated   by  reference  from  the
Registrant's Registration Statement on Form S-18, Registration No. 33-30760.


Item 17.          Undertakings

1.  The undersigned Registrant will:

         (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any additional or changed material information on the plan of distribution, and if so required, (ii) include any prospectus required by Section 10(a)(3) of the Securities Act; and (iii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4285_1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bloomfield, State of Michigan, on August __, 1996.

                                                      AJAY SPORTS, INC.



                                                    By\s\ Thomas W. Itin
                                                       -------------------------
                                                       Thomas W. Itin, President

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Ajay Sports, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Thomas W. Itin and Robert R. Hebard, each with full power of substitution, as attorneys-in-fact, in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-3 in the capacities set forth opposite their names below and hereby ratify all that said attorneys-in-fact may do by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature                                              Title                                              Date
- ---------                                              -----                                              ----
                                                       President, Chief Executive Officer and
/s/Thomas W. Itin                                      Director (Principal Executive Officer)    September 4, 1996
- ------------------------------------------                                                       --------------------
Thomas W. Itin

/s/Robert R. Hebard                                    Director                                  September 4, 1996
- ------------------------------------------                                                       --------------------
Robert R. Hebard
                                                       Chief Financial Officer (Principal
/s/Duane R. Stiverson                                  Financial and Accounting Officer)         September 4, 1996
- ------------------------------------------                                                       --------------------
Duane R. Stiverson

/s/ Clarence H. Yahn                                   Director                                  September 4, 1996
- ------------------------------------------                                                       --------------------
Clarence H. Yahn

/s/Stanley V. Intihar                                  Director                                  September 4, 1996
- ------------------------------------------                                                       --------------------
Stanley V. Intihar

/s/Anthony B. Cashen                                   Director                                  September 4, 1996
- ------------------------------------------                                                       --------------------
Anthony B. Cashen

/s/Robert D. Newman                                    Director                                  September 4, 1996
- ------------------------------------------                                                       --------------------
Robert D. Newman

4285_1

                                 August 30, 1996


Ajay Sports, Inc.
1501 East Wisconsin Street
Delaware, Wisconsin  53115

Re:      Registration Statement on Form S-3
         Opinion of Counsel

Gentlemen:

         As counsel for Ajay Sports, Inc., a Delaware corporation (the "Corporation"), we have examined the Certificate of Incorporation, as amended, the bylaws and minutes of the Corporation and such other corporate records, documents, certificates and other instruments as in our judgment we have deemed relevant for the purposes of this opinion. We also have examined the Registration Statement on Form S-3 (the "Registration Statement"), covering the registration on behalf of certain selling security holders of 666,667 shares of the Corporation's common stock, $.01 par value (the "Shares").

         Based upon the foregoing, we are of the opinion that the Shares are and, following sale by the selling security holders pursuant to the Registration Statement, will remain legally and validly issued, fully paid and non-assessable.

         We know that we are referred to under the caption "Legal Matters" included in the Prospectus, forming a part of the Registration Statement. We hereby consent to such use of our name in such Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                         Sincerely,


                         /s/Friedlob Sanderson Raskin Paulson & Tourtillott, LLC Friedlob Sanderson Raskin Paulson & Tourtillott, LLC

12368_1

                           HIRSCH & SILBERSTEIN, P.C.
                           31731 Northwestern Highway
                                   Suite 156W
                         Farmington Hills, MI 48334-1662



                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Registration Statement of Ajay Sports, Inc. and Subsidiaries on Form S-3 of our report dated March 21, 1996, appearing in the Annual Report on Form 10-K of Ajay Sports, Inc. and Subsidiaries for the year ended December 31, 1995 and to the reference to us under the headings "Summary Consolidated Financial Information" and "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Hirsch & Silberstein
Hirsch & Silberstein

August 29, 1996

12360_1

                            COOPERS & LYBRAND L.L.P.
                         The 411 East Wisconsin Building
                               Milwaukee, WI 53202



Consent of Independent Accountants


         We consent to the inclusion in this registration statement on Form S-3 of our report, which includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern, dated March 25, 1994, on our audit of the consolidated statements of operations, stockholders' equity and cash flows and financial statement schedule of Ajay Sports, Inc. and Subsidiary for the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."


                                                     /s/Coopers & Lybrand LLP
                                                     COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
August 30, 1996

12376_1